SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 17, 2008

NeoMedia Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-21743	36-3680347
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Concourse Parkway, Suite 500, Atlanta, GA	30328
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	(678) 638-0460

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Effective September 17, 2008, the Board of Directors of NeoMedia Technologies, Inc., a Delaware corporation (the “Company”) appointed Michael W. Zima to serve as Chief Financial Officer and Corporate Secretary of the Company, effective immediately. Mr. Zima joined the Company as Vice President - Finance on August 28, 2008. From 2006 to August 2008, Mr. Zima was a Senior Manager in the Consulting Division of Solomon Edwards Group, LLC, where he served a publicly traded television broadcasting company and a publicly traded enterprise software company, assisting both in SEC reporting matters. From 2004 to 2006, Mr. Zima served as a Senior Consultant with Horne Murdock Cole, where he served a publicly traded television broadcasting company assisting them with SEC reporting matters and a publicly traded textile manufacturing company assisting them with the implementation of SOX documentation and testing processes. From 2002 to 2004, Mr. Zima served as Director of Finance for a non-profit social service agency. From 1991 to 2002, Mr. Zima served as a senior financial executive for both publicly and privately held businesses. Mr. Zima began his career in public accounting in 1980, working for several firms including McGladrey & Pullen. Mr. Zima received his BBA from Emory University in 1980 and has been a Certified Public Accountant in Georgia since 1982.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2008	NEOMEDIA TECHNOLGIES, INC.

	By:	/s/ Michael W. Zima
	Name:	Michael W. Zima
	Its:	Chief Financial Officer